UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/     Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

/ /     Definitive Information Statement


                              REMOTE DYNAMICS, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required

/ /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ /     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                              REMOTE DYNAMICS, INC.
                            1155 Kas Drive, Suite 100
                             Richardson, Texas 75081


      NOTICE OF ACTION TO BE TAKEN PURSUANT TO A WRITTEN CONSENT TO ACTION
                        WITHOUT A MEETING OF STOCKHOLDERS
                         To be taken on January **, 2007


To the stockholders of Remote Dynamics, Inc. (the "Company"):

Notice is hereby given that our majority stockholder, pursuant to a signed written consent to action without a meeting, will affect the following:


             1. Approve an amendment of our Amended and Restated Articles of Incorporation to authorize (after giving effect to the reverse stock split described herein) 575,000,000 authorized shares of our common stock having a par value of $0.01 per share; and

             2. Approve a reverse stock split of our common stock such that each fifty (50) shares of our issued and outstanding common stock shall automatically be reclassified and continued as one share of common stock.

Common stockholders of record on the close of business on January **, 2007 are entitled to notice of the consent to action; however, the majority stockholder does not need your vote to effect the changes above. The actions to be taken pursuant to the written consent shall be taken on or about January **, 2007, 20 days after the mailing of this Information Statement.


This notice is accompanied by an Information Statement that provides details of each of the proposals.

THIS IS NOT A NOTICE OF AN ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY OF THE MATTERS LISTED ABOVE.

                                  By Order of the Board of Directors,

                                  /s/ David Walters
                                  -----------------

                                  David Walters
                                  Chairman
                                  January **, 2007

                              REMOTE DYNAMICS, INC.
                            1155 Kas Drive, Suite 100
                             Richardson, Texas 75081

                              INFORMATION STATEMENT



         This Information Statement is being furnished by the Board of Directors of Remote Dynamics, Inc. (the "Company") to provide notice that our majority stockholder has given its signed written consent to action without a meeting (i) to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to authorize (after giving effect to the reverse stock split described herein) 575,000,000 authorized shares of our common stock having a par value of $0.01 per share; and (ii) to approve a one-for-fifty reverse stock split of our common stock.

         The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on January **, 2007 (the "Record Date"). This Information Statement will be first mailed on or about January **, 2007 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 61,716,085 shares of the Company's common stock, 572 shares of the Company's series B convertible preferred stock (which were convertible into 3,690,323 shares of common stock) and 5,000 shares of the Company's series C convertible preferred stock (which were convertible into 1,011,975,939 shares of common stock). Each holder of shares of the Company's common stock is entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date. The holders of the Company's series B convertible preferred stock and the Company's series C convertible preferred stock have the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class, provided, that the holder of series B convertible preferred stock cannot vote shares which are greater than 9.99% of our outstanding common stock. Thus, as of the Record Date, the total voting power of our common stock was 1,077,382,347 shares. The actions to be taken pursuant to the written consent shall be taken on or about January **, 2007, 20 days after the mailing of this Information Statement.

         Approval of the actions described in this Information Statement requires the approval of holders of a majority of the voting power of our common stock as of the Record Date. Bounce Mobile Systems, Inc. (the "Majority Stockholder") can vote an aggregate of 1,011,975,939 shares (or 93.9%) of the voting power of our common stock and will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Stockholder has given its signed written consent to action without meeting, and already has the vote in hand.


         There are no dissenters' rights applicable to any of the actions described in this Information Statement.

             We Are Not Asking You for a Proxy and You are Requested
                             Not To Send Us a Proxy.

                                   PROPOSAL 1
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

WHAT IS THE MAJORITY STOCKHOLDER APPROVING?


         Our Majority Stockholder has approved an amendment of our Amended and Restated Certificate of Incorporation to authorize (after giving effect to the reverse stock split described herein) 575,000,000 authorized shares of our common stock having a par value of $0.01 per share. The amendment will not alter the number of authorized shares of our preferred stock.


         As amended, Article IV of our Amended and Restated Certificate of Incorporation will read in its entirety as follows:

                              " IV. CAPITALIZATION


         The aggregate number of shares of capital stock which the corporation shall have authority to issue is 577,000,000 shares consisting of 575,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 2,000,000 shares of preferred stock, par value $0.01 per share. Each holder of a share of Common Stock shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.


         The Board of Directors of the corporation, by resolution or resolutions, may at any time and from time to time, divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions and voting rights of the shares of each series so establishing."

         The additional shares proposed to be authorized would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently outstanding. The holders of our common stock are entitled to all of the rights and privileges of holders of shares of common stock under the Delaware General Corporation Law. Subject to the preferences applicable to shares of our preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of debts and other liabilities, subject to the prior distribution rights of holders of shares of our preferred stock. There are no redemption or sinking fund provisions applicable to our common stock. All of the outstanding shares of our common stock are currently duly authorized, validly issued, fully paid and nonassessable.

         Each holder of our common stock is entitled to one vote for each share of common stock held by such holder on all matters submitted to the vote of stockholders.

         Once the proposed amendment is effective, no further action or authorization by our stockholders will be necessary prior to the issuance of the additional shares of common stock, except as may be required by applicable law or by the rules of any exchange on which our common stock is then listed.

WHAT IS THE PURPOSE OF THE AMENDMENT?


         The amendment to our Amended and Restated Certificate of Incorporation will authorize (after giving effect to the reverse stock split described herein) 575,000,000 shares of our common stock having a par value of $0.01 per share.


         The increase in the number of authorized shares of our common stock is necessary for us to comply with the terms of our existing financing and other contractual arrangements, as described below. In general, these arrangements require us to maintain reserved shares of our common stock for issuance upon the conversion of outstanding convertible notes and preferred stock, and upon the exercise of outstanding warrants, in an amount equal to 100-150% of the amount needed at any one time for the conversion and exercise. In connection with our November 2006 private placement and share exchange transactions described below, we agreed to use our commercially reasonable efforts (a) to obtain stockholder approval to effect the increase in authorized shares of common stock and reverse stock split contemplated in this Information Statement as promptly as practicable following the closings of the transactions and (b) to effect the increase in authorized shares of common stock and reverse stock split as promptly as practicable following the approval of our stockholders.

         In addition, the third and fourth closings of our November 2006 private placement will not occur unless we complete the increase in authorized shares of common stock and reverse stock split. The closings will result in the Company receiving $867,000 in gross proceeds.

         The increase in the number of authorized shares of our common stock will also provide our board of directors the necessary flexibility to issue common stock in the future in connection with the raising of capital, the acquisition of new businesses, employee stock benefit plans and other corporate purposes as deemed necessary or appropriate by our board of directors.


Series A Note Financing

         On February 24, 2006, we closed a Note and Warrant Purchase Agreement with certain institutional investors pursuant to which we sold $5.75 million of our series A senior secured convertible notes and original issue discount series A senior secured convertible notes ("Series A Notes") in a private placement transaction.

         The Series A Notes are secured by substantially all of our assets. The Series A Notes mature 24 months from issuance and are convertible at the option of the holder into our common stock at a fixed conversion price of $0.20 per share (which adjusted to $0.016 per share upon the issuance of series B subordinated secured convertible notes discussed below). Beginning on September 1, 2006 and continuing thereafter on the first business day of each month, we must pay an amount to each holder of a Series A Note equal to 1/18th of the original principal payment of the note; provided, that if on any principal payment date the outstanding principal amount of the note is less than such principal installment amount, then we must pay to the holder of the note the lesser amount. We may make such principal installment amounts in cash or in registered shares of our common stock. If paid in common stock, certain conditions must be satisfied, and the number of registered shares to be paid to the holder must be an amount equal to the principal installment amount divided by eighty percent (80%) of the average of the closing bid price for the ten (10) trading days immediately preceding the principal payment date.

         The purchasers of the Series A Notes (and the placement agent in the transaction) received the following common stock purchase warrants:

            o Series A-7 warrants to purchase 20,625,000 million shares in the aggregate of common stock at an initial exercise price of $0.40 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The exercise price of the series A-7 warrants adjusted to $0.016 per share upon the issuance of our series B subordinated secured convertible notes discussed below. The series A-7 warrants are exercisable for a seven-year period from the date of issuance.

            o Series B-4 warrants to purchase 13,750,000 million shares in the aggregate of common stock at an initial exercise price of $0.90 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The exercise price of the series B-4 warrants adjusted to $0.016 per share upon the issuance of our series B subordinated secured convertible notes discussed below. The series B-4 warrants are exercisable for a four-year period beginning on the date a resale registration statement for the shares underlying the warrants is declared effective by the Securities and Exchange Commission.

            o Series C-3 warrants to purchase 27,500,000 million shares in the aggregate of common stock at an initial exercise price of $0.21 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The exercise price of the series C-3 warrants adjusted to $0.016 per share upon the issuance of our series B subordinated secured convertible notes discussed below. The series C-3 warrants are exercisable for a three-year period from the date of issuance.

            o Series D-1 warrants (callable only at our option) to purchase 19,250,000 shares in the aggregate of common stock at an exercise price per share equal to the lesser of: (a) $0.35 and
                  (b) 90% of the average of the 5 day volume weighted average price of our common stock on the OTC Bulletin Board preceding the call notice, as defined in the warrant.


         Under the February 2006 Note and Warrant Purchase Agreement, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the Series A Notes and upon exercise of the warrants issued in the transaction. As of the Record Date, we were obligated to reserve a total of 480,659,156 shares of our common stock for issuance in respect of the securities issued pursuant to the February 2006 Note and Warrant Purchase Agreement and had insufficient authorized shares to do so.


Series B Note Financing

         On November 30, 2006, we entered into a Note and Warrant Purchase Agreement with BMSI and other accredited investors. Pursuant to the agreement, we will sell up to (i) $1,754,000 principal amount of our series B subordinated secured convertible promissory notes ("Series B Notes'), (ii) $701,600 principal amount of our original issue discount series B subordinated secured convertible promissory notes ("Series B OID Notes"), (iii) our series E-7 warrants ("Series E-7 Warrants") to purchase 82,218,750 shares of our common stock and (iv) our series F-4 warrants ("Series F-4 Warrants") to purchase 82,218,750 shares of our common stock.

            o The Series B Notes and the Series B OID Notes are secured by all of our assets, subject to existing liens, are due December 4, 2009 and begin amortization of principal (in nine quarterly installments) on August 1, 2007. We may make principal installment payments in cash or in registered shares of our common stock. If paid in common stock, certain conditions must be satisfied, and the number of registered shares to be paid to the holder must be an amount equal to the principal installment amount divided by the greater of (i) $0.02 and
                  (ii) 90% of the average of the volume weighted average trading prices of the common stock for the ten trading days immediately preceding the principal payment. The Series B Notes and Series B OID Notes are convertible into our common stock at an initial conversion price of $0.016 per share, subject to reduction if we fail to achieve specified financial and operating milestones and subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.

            o The E-7 Warrants have an exercise price of $0.02 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The E-7 Warrants are exercisable for a seven-year period from the date of issuance.

            o The F-4 Warrants have an exercise price of $0.03 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The F-4 Warrants are exercisable for a four-year period beginning on the date a resale registration statement for the shares underlying the warrants is declared effective by the Securities and Exchange Commission.

         The private placement is structured to occur in four closings, each providing $438,500 in gross proceeds to us. The first closing occurred on December 4, 2006 and the second closing occurred on January **, 2007. The third closing will occur within five business days after the date that we file the amendment to our Amended and Restated Certificate of Incorporation contemplated by this Information Statement. The fourth closing will occur within five business days after the date that an initial resale registration statement for the shares underlying the notes and warrants issued in the private placement is declared effective by the Securities and Exchange Commission. Each closing is subject to certain other conditions being satisfied, including (i) our representations and warranties in the agreement being true and correct in all material respects as of each closing date, (ii) our having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the agreement to be performed, satisfied or complied with by us at or prior to each closing date, and (iii) no material adverse effect on the business, operations, properties, prospects, or financial condition of us and our subsidiaries having occurred.

         As a result of the private placement and pursuant to the terms of "most favored nations" rights granted to investors in our February 2006 private placement of our Series A Notes, we issued to certain of our February 2006 private placement investors, in exchange for $1,652,111 principal amount of the Series A Notes, an additional (i) $1,784,111 principal amount of Series B Notes,
(ii) $713,644 principal amount of Series B OID Notes, (iii) E-7 Warrants to purchase 83,690,203 shares of our common stock and (iv) F-4 Warrants to purchase 83,690,203 shares of our common stock. We received no additional proceeds from the exchange.


         Under the November 2006 Note and Warrant Purchase Agreement, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the Series B and Series B OID Notes and upon exercise of the warrants issued in the transaction. As of the Record Date, we were obligated to reserve a total of 675,952,643 shares of our common stock for issuance in respect of the securities issued pursuant to the November 2006 Note and Warrant Purchase Agreement and had insufficient authorized shares to do so.


BounceGPS Acquisition

         On November 30, 2006, we entered into a Share Exchange Agreement with BMSI. Pursuant to the Share Exchange Agreement, we agreed to acquire from BMSI 100% of the capital stock of BounceGPS, Inc., a provider of mobile asset management solutions, in exchange for:

         o 5,000 shares of our newly authorized series C convertible preferred stock

         o     A Series B Note in the principal amount of $660,000

         o     A Series B OID Note in the principal amount of $264,000

         o     An E-7 Warrant to purchase 30,937,500 shares of common stock

         o     A F-4 Warrant to purchase 30,937,500 shares of common stock

         The transactions contemplated by the Share Exchange Agreement closed on December 4, 2006.

         Each holder of series C convertible preferred stock has the right to convert its shares of series C convertible preferred stock into shares of the Company's common stock at an initial conversion rate equal to (x) 51% of the number of our fully diluted shares, as defined to include, without limitation:

         o Shares of common stock outstanding on the date of issuance of the series C convertible preferred stock;

         o Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right outstanding on the date of issuance (including, without limitation, the series C convertible preferred stock, the Company's series B convertible preferred stock, the Series A Notes, the Series B Notes, the Series B OID Notes, the E-7 Warrants and the F-4 Warrants);

         o Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right issued after the issuance date of the series C convertible preferred stock in conversion, exercise or exchange of securities outstanding as of the issuance date or as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof;

         o Shares of common stock issued after the issuance date of the series C convertible preferred stock as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof; and

         o Shares of common stock authorized for issuance from time to time under the Company's equity incentive plans,

divided by (y) the number of shares of series C convertible preferred stock originally issued. The conversion rate is subject to adjustment in the event of distributions of assets or securities and events affecting all of the Company's common stockholders on a pro rata basis so that the conversion rate is proportionately increased or decreased to reflect the event and under certain other circumstances.


         Under the Share Exchange Agreement, we are obligated to reserve for issuance (a) 150% of the shares issuable upon conversion of the principal amount of the Series B and Series B OID Notes and upon exercise of the warrants issued in the transaction and (b) 100% of the shares issuable upon conversion of the series C convertible preferred stock issued in the transaction. As of the Record Date, we were obligated to reserve a total of 1,191,413,439 shares of our common stock for issuance in respect of the securities issued pursuant to the Share Exchange Agreement and had insufficient authorized shares to do so.


DOES THE COMPANY HAVE PLANS TO ISSUE ADDITIONAL SHARES OF COMMON STOCK?

         Except for the issuance of the additional shares of common stock in connection with the conversion of our outstanding convertible securities and the exercise of our outstanding warrants as described above, the Company has no plans or arrangements for the issuance of additional shares of common stock for any specific purpose, including but not limited to rendering more difficult or discouraging a change of control of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Mr. David Walters, our Chairman, is the Chairman and Chief Executive Officer of BMSI and also Managing Member of Monarch Bay Capital Group, LLC (the majority stockholder of BMSI). As of the Record Date, BMSI held 5,000 shares of our series C convertible preferred stock, $1,344,000 principal amount of series B subordinated secured convertible notes (including original issue discount series B subordinated secured convertible notes), our series E-7 warrants to purchase 45,000,000 shares of our common stock, and our series F-4 warrants to purchase 45,000,000 shares of our common stock. We currently do not have sufficient authorized shares of our common stock to fulfill our obligations under the securities held by BMSI.


         No other director, executive officer, nominee for election as a director, associate of any director, executive officer, or nominee, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed authorization (together with the reverse stock split described herein) of 575,000,000 shares of our common stock that is not shared by all other stockholders.


         No director has opposed any of these actions.

WHAT VOTE IS REQUIRED FOR APPROVAL?


         Approval of this proposal requires the affirmative vote of shares representing a majority of the voting power of our common stock as of the Record Date. The Majority Stockholder can vote an aggregate of 1,011,975,939 shares (or 93.9%) of the voting power of our common stock and has approved this proposal.

IS THE COMPANY ASKING FOR MY PROXY?


         Our Board of Directors has unanimously approved the amendment to our Amended and Restated Certificate of Incorporation to authorize (after giving effect to the reverse stock split described herein) 575,000,000 shares of our common stock having a par value of $0.01 per share. Our Majority Stockholder has given its signed written consent to action without a meeting to approve the amendment to our Amended and Restated Certificate of Incorporation. Therefore, we are not asking for your proxy, and we request that you do not send a proxy, as no further stockholder approval is either required or sought.




                  [Remainder of page left intentionally blank.]

                                   PROPOSAL 2
                         APPROVAL OF REVERSE STOCK SPLIT

WHAT IS THE MAJORITY STOCKHOLDER APPROVING?


         Our Majority Stockholder has approved a reverse stock split of our common stock such that each fifty (50) shares of our issued and outstanding common stock, par value $0.01 per share (the "Pre-Split Common Stock"), shall automatically be reclassified and continued as one share of common stock, par value $0.01 per share (the "Reverse Stock Split"). We will not issue fractional shares on account of the Reverse Stock Split. Holders of Pre-Split Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share, one full share of common stock. After giving effect to the Reverse Split, the number of shares of authorized common stock will be 575,000,000 and the par value of common stock will remain $0.01.


WHAT IS THE PURPOSE OF THE REVERSE STOCK SPLIT?


         The Reverse Stock Split (and authorization of 575,000,000 shares of our common stock) is necessary for us to comply with the terms of our existing financing and other contractual arrangements, as described above under "Proposal 1". In general, these arrangements require us to maintain reserved shares of our common stock for issuance upon the conversion of outstanding notes and preferred stock, and upon the exercise of outstanding warrants, in an amount equal to 100-150% of the amount needed at any one time for the conversion and exercise. In connection with our November 2006 private placement and share exchange transactions, we agreed to use our commercially reasonable efforts (a) to obtain stockholder approval to effect the increase in authorized shares of common stock and reverse stock split contemplated in this Information Statement as promptly as practicable following the closings of the transactions and (b) to effect the increase in authorized shares of common stock and reverse stock split as promptly as practicable following the approval of our stockholders.


         In addition, the third and fourth closings of our November 2006 private placement will not occur unless we complete the increase in authorized shares of common stock and reverse stock split. The closings will result in the Company receiving $867,000 in gross proceeds.

         We also believe that the Reverse Stock Split will provide the Company with a capital structure more typical of companies at its stage of development and will provide greater flexibility for the Company, without further stockholder approval, to issue shares of the Company's common stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, establishing strategic relationships with corporate partners, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         We anticipate that the Reverse Stock Split will have the effect of increasing, proportionately, the per share trading price of our common stock. There can be no assurances, however, that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of our common Stock after the Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is $0.005 before the Reverse Stock Split and the ratio is one (1) share for every fifty (50) shares outstanding there can be no assurance that the market price for such share immediately after the reverse split will be $0.25 (50 x $0.005)); or that the market price following the Reverse Stock Split will either exceed or remain in excess of the then current market price.

         The following table summarizes the effect of the Reverse Stock Split on our authorized and outstanding shares of common stock as well as shares of our common stock reserved for issuance under outstanding obligations.


       --------------------------------------------------------------------------------------------------------
                                                                     Prior to                   After
                                                                Reverse Stock Split      Reverse Stock Split
       ----------------------------------------------------- ------------------------  ------------------------
       Authorized Shares of Common Stock                            230,000,000              575,000,000
       ----------------------------------------------------- ------------------------  -----------------------
       Outstanding Shares of Common Stock                            61,716,085                1,234,322
       ----------------------------------------------------- ------------------------  -----------------------
       Shares Reserved for Issuance
       Pursuant to Series B Preferred(1)                              3,690,323                   73,807
       ----------------------------------------------------- ------------------------  ----------------------
       Shares Reserved for Issuance
       Pursuant to Series C Preferred(2)                           insufficient               20,323,107
       ----------------------------------------------------- ------------------------  ----------------------
       Shares Reserved for Issuance
       Pursuant to Series A Notes(3)                               insufficient                7,104,433
       ----------------------------------------------------- ------------------------  ----------------------
       Shares Reserved for Issuance
       Pursuant to Series B Notes(4)                               insufficient                7,566,853
       ----------------------------------------------------- ------------------------  ----------------------
       Shares Reserved for Issuance
       Pursuant to Warrants(5)                                     insufficient               12,201,813
       ---------------------------------------------------- ------------------------  -----------------------

(1) Represents shares reserved for issuance pursuant to our series B convertible preferred stock. Under the terms of the series B convertible preferred stock, we are obligated to reserve for issuance 100% of the shares issuable upon conversion of the series B convertible preferred stock. As of the Record Date, a total of 3,690,323 shares of our Pre-Split Common Stock were issuable upon conversion of the series B convertible preferred stock.

(2) Represents shares reserved for issuance pursuant to our series C convertible preferred stock. Under the terms of the series C convertible preferred stock, we are obligated to reserve for issuance 100% of the shares issuable upon conversion of the series C convertible preferred stock. As of the Record Date, a total of 1,011,975,939 shares of our Pre-Split Common Stock were issuable upon conversion of the series C convertible preferred stock.

(3) Represents shares reserved for issuance pursuant our series A senior secured convertible notes (including original issue discount notes) issued pursuant to financing arrangements entered into by the Company in February 2006. Under the financing arrangements, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the notes. As of the Record Date, a total of 236,814,438 shares of our Pre-Split Common Stock were issuable upon conversion of all of the notes.

(4) Represents shares reserved for issuance pursuant our series B senior secured convertible notes (including original issue discount notes) issued pursuant to a share exchange agreement with BMSI and financing arrangements entered into by the Company in November 2006. Under the financing arrangements and the agreement with BMSI, we are obligated to reserve for issuance 150% of the shares issuable upon conversion of the principal amount of the notes. As of the Record Date, 2006, a total of 252,228,438 shares of our Pre-Split Common Stock were issuable upon conversion of all of the notes.

(5) Represents shares reserved for issuance pursuant our common stock purchase warrants issued pursuant to a share exchange agreement with BMSI and financing arrangements entered into by the Company in 2005 and 2006. Under the financing arrangements and the agreement with BMSI, we are obligated to reserve for issuance 100-150% of the shares issuable upon exercise of the warrants. As of the Record Date, a total of 418,007,418 shares of our Pre-Split Common Stock were issuable upon exercise of all of the warrants.


WHAT EFFECT WILL THE REVERSE STOCK SPLIT HAVE ON EXISTING STOCKHOLDERS?


         As a result of the Reverse Stock Split, each fifty (50) shares of our Pre-Split Common Stock shall automatically be reclassified and continued as one share of common stock, par value $0.01 per share. We will not issue fractional shares on account of the Reverse Stock Split. Holders of Pre-Split Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split shall be entitled to receive, in lieu of such fractional share, one full share of common stock.

         As soon as practicable after the effective date of the Reverse Stock Split, we will request all stockholders to return their stock certificates representing shares of Pre-Split Common Stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of Pre-Split Common Stock have been converted as a result of the Reverse Stock Split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

         Beginning with the effective date of the Reverse Stock Split, each old certificate, until surrendered and exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.


         The par value and the relative rights and limitations of the common stock after the Reverse Stock Split will be identical to those of the Pre-Split Common Stock. However, following the Reverse Stock Split, the Company will have the ability to issue additional shares of common stock from time to time without further stockholder approval. Since holders of common stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock.

         Our ability to issue additional shares of common stock without further stockholder approval could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The ability to issue additional shares could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

DOES THE COMPANY HAVE PLANS TO ISSUE ADDITIONAL SHARES OF COMMON STOCK?

         Except for the issuance of the additional shares of common stock in connection with the conversion of our outstanding convertible securities and the exercise of our outstanding warrants as described above, the Company has no plans or arrangements for the issuance of additional shares of common stock for any specific purpose, including but not limited to rendering more difficult or discouraging a change of control of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Mr. David Walters, our Chairman, is the Chairman and Chief Executive Officer of BMSI and also Managing Member of Monarch Bay Capital Group, LLC (the majority stockholder of BMSI). As of the Record Date, BMSI held 5,000 shares of our series C convertible preferred stock, $1,344,000 principal amount of series B subordinated secured convertible notes (including original issue discount series B subordinated secured convertible notes), our series E-7 warrants to purchase 45,000,000 shares of our common stock, and our series F-4 warrants to purchase 45,000,000 shares of our common stock. We currently do not have sufficient authorized shares of our common stock to fulfill our obligations under the securities held by BMSI.

         No other director, executive officer, nominee for election as a director, associate of any director, executive officer, or nominee, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Reverse Stock Split that is not shared by all other stockholders.

         No director has opposed any of these actions.

WHAT VOTE IS REQUIRED FOR APPROVAL?


         Approval of this proposal requires the affirmative vote of shares representing a majority of the voting power of our common stock as of the Record Date. The Majority Stockholder can vote an aggregate of 1,011,975,939 shares (or 93.9%) of the voting power of our common stock and has approved this proposal.


IS THE COMPANY ASKING FOR MY PROXY?


         Our Board of Directors has unanimously approved the Reverse Stock Split. The Majority Stockholder has given its signed written consent to action without a meeting to the Reverse Stock Split. The Reverse Stock Split will become effective on or about January **, 2007. Therefore, we are not asking for your proxy, and we request that you do not send a proxy, as no further stockholder approval is either required or sought.







                  [Remainder of page left intentionally blank.]

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS


         The following table sets forth certain information regarding beneficial ownership of our common stock as of December 27, 2006


         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o     by each of our executive officers and directors; and

         o     by all of our executive officers and directors as a group.

         Name and Address of                      Nature of            Beneficial Ownership     Percent of
         Beneficial Owner (1)                Beneficial owner (1)        Number of Shares        Total (2)
         --------------------                ---------------------       ----------------        ---------
         Bounce Mobile Systems, Inc.             Stockholder             1,185,975,939 (3)          59.8%
         30950 Rancho Viejo Rd. #120
         San Juan Capistrano, CA  92675

         Dennis Ackerman                          Director                 660,650 (4)                *

         Keith Moore                              Director                     --                     --

         Marshall Saffer                          Director                     --                     --

         David Walters                      Chairman and Director        1,185,975,939 (3)          59.8%

         Neil Read                          Vice President, Chief           20,000                    *
                                            Financial Officer &
                                            Treasurer
         All executive officers and
         directors as a group
         (5 persons)                                                    1,186,626,589 (3,4)         59.8%


*  Less than 1%


(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(2) Based upon the following outstanding securities: (a) 61,716,085 shares of common stock, (b) 572 shares of our series B convertible preferred stock (which were convertible into 3,690,323 shares of common stock), (c) 5,000 shares of our series C convertible preferred stock (which were convertible into 1,011,975,939 shares of common stock), (d) $3,789,031 principal amount of our series A senior secured convertible promissory notes (which were convertible into 236,814,438 shares of common stock), (e) $4,035,655 principal amount of our series B subordinated secured convertible promissory notes (which were convertible into 252,228,438 shares of common stock), (f) series A-7 warrants exercisable for 20,625,000 shares of common stock, (g) series B-4 warrants exercisable for 13,750,000 shares of common stock, (h) series C-3 warrants exercisable for 27,500,000 shares of common stock, (i) series D-1 warrants exercisable for 19,250,000 shares of common stock, (j) series E-7 warrants exercisable for 147,505,204 shares of common stock, (k) series F-4 warrants exercisable for 147,505,204 shares of common stock, and (l) other warrants exercisable for 41,872,010 shares of common stock.


(3) Consists of shares of common stock issuable upon conversion or exercise of the following outstanding securities held by BMSI: (a) 5,000 shares of our series C convertible preferred stock, (b) $1,344,000 principal amount of series B subordinated secured convertible notes (including original issue discount series B subordinated secured convertible notes), (c) our series E-7 warrants to purchase 45,000,000 shares of our common stock, and (d) our series F-4 warrants to purchase 45,000,000 shares of our common stock.

(4) Consists of (a) 1,300 shares of common stock which the invidiual owns directly and (b) 649,350 shares of common stock issuable upon conversion of a convertible promissory note issued by the Company which the individual may be deemed to beneficially own.



Company Contact Information

All inquires regarding our Company should be addressed to our Company's principal executive office:

                              REMOTE DYNAMICS, INC.
                            1155 Kas Drive, Suite 100
                             Richardson, Texas 75081
                  Attention: Neil Read, Chief Financial Officer



BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Walters
-----------------

David Walters, Chairman

Dated January **, 2007